Exhibit 99.1

Contact:
	David W. Gryska	Brian P. Gill
	Sr. Vice President and	Vice President,
	Chief Financial Officer	Corporate Communications
	Celgene Corporation	Celgene Corporation
	(908) 673-9059	(908) 673-9530

CELGENE REPORTS RECORD THIRD QUARTER 2009 OPERATING AND FINANCIAL RESULTS
Record Third Quarter Results Driven By Gains in Global Market Share, Duration of Therapy and Reimbursement Approvals
REVLIMID® Third Quarter Global Sales Increased 31% Y/Y and 13% Q/Q
REVLIMID U.S. Total Share Increased to Approximately 34%; Strong Share Gains in Second and Third Lines of Therapy in Europe
VIDAZA® Third Quarter Global Sales Increased 62% Y/Y and 12% Q/Q
First Interim Analysis of MM-015 Phase III Study To Be Presented at American Society of Hematology Annual Meeting
2009 Third Quarter Financial Results Year-Over-Year:
•	Non-GAAP Total Revenue Increased 18 Percent to $692 Million; GAAP Total Revenue $695 Million

•	REVLIMID Net Product Sales Increased 31 Percent to $450 Million

•	VIDAZA Net Product Sales Increased 62 Percent to $103 Million

•	THALOMID® Net Product Sales Totaled $110 Million

•	Non-GAAP Operating Income Increased 30 Percent to $292 Million; GAAP Operating Income $236 Million

•	Non-GAAP Net Income Increased 40 Percent to $260 Million; GAAP Net Income $217 Million

•	Non-GAAP Earnings Per Share Increased 40 Percent to $0.56 Per Diluted Share; GAAP Earnings $0.46 Per Diluted Share

Recent Developments And Highlights:
•	REVLIMID® Reimbursement Approvals In United Kingdom And Canada

•	Additional REVLIMID Regulatory Approvals in the Middle East and Latin America

•	Lancet Oncology Published Results From ECOG EA403 Phase III Trial, Demonstrating REVLIMID Plus Low-Dose Dexamethasone Is An Active Regimen For Patients With Newly Diagnosed Multiple Myeloma (MM)

•	NHL-001 Study Published In Journal Of Clinical Oncology Reported REVLIMID Demonstrated Single Agent Activity With Durable Responses In A Heavily Pretreated Patient Population

•	Advancing REVLIMID Solid Tumor Program In Prostate Cancer, Renal Cell Carcinoma, Pancreatic Cancer, and Colorectal Cancer

•	Journal Of Clinical Oncology Published Two Articles Highlighting Clinical Potential Of Pomalidomide As Treatment For MM and Myelofibrosis

•	VIDAZA® Upgraded By National Comprehensive Cancer Network (NCCN) To Preferred Therapy Based On Unprecedented Survival For Intermediate-2 And High-Risk Myelodysplastic Syndromes (MDS)

•	VIDAZA Now Listed By NCCN As Low Intensity Treatment Option For Patients With Acute Myeloid Leukemia

•	Initiated Phase II Trial Of ACE-011 For Treatment Of Chemotherapy Induced Anemia In Metastatic Breast Cancer

•	Completed Enrollment Of Phase I Proof-Of-Principle Study For Proprietary PDA-001 Placenta-Derived Stem Cells In Crohn’s Disease

•	Celgene Cellular Therapeutics Patent Estate Highlighted In Nature Biotechnology
2009 Selected Corporate Objectives:
•	Maximize Global Clinical, Regulatory And Commercial Potential Of REVLIMID, VIDAZA, Pomalidomide, Apremilast, Amrubicin, ACE-011, PDA-001 And THALOMID®

•	Meet With EMEA, FDA and International Regulatory Agencies Regarding MM-015 Filing Strategy

•	Commercial Launch of REVLIMID In Australia

•	Gain Health Canada Regulatory Approval For VIDAZA In High-Risk MDS

•	Submit REVLIMID Regulatory Filing For Del 5q MDS In Japan

•	Advance REVLIMID Lymphoma Initiative Through More Than 60 Clinical Trials Worldwide, Including Novel Combinations In Multiple Patient Segments

•	Advance REVLIMID Chronic Lymphocytic Leukemia (CLL) Initiative Through More Than 40 Clinical Trials Worldwide

•	Complete Apremilast Phase II Study In Recalcitrant Psoriasis And Phase IIb Study In Moderate-To-Severe Psoriasis

•	Complete Enrollment of Amrubicin Phase III Trial In Patients With Small Cell Lung Cancer

SUMMIT, NJ — (October 22, 2009) — Celgene Corporation (NASDAQ: CELG) announced non-GAAP (Generally Accepted Accounting Principles) net income of $259.8 million, or non-GAAP earnings per diluted share of $0.56 for the quarter ended September 30, 2009. Non-GAAP net income for the third quarter of 2008 was $185.9 million, or non-GAAP earnings per diluted share of $0.40. Based on U.S. GAAP, Celgene reported net income of $216.8 million, or earnings per diluted share of $0.46 for the quarter ended September 30, 2009. GAAP net income for the third quarter of 2008 was $136.8 million, or earnings per diluted share of $0.29.
Celgene posted non-GAAP net income of $681.0 million or non-GAAP earnings per diluted share of $1.46 during the first nine months of 2009 as compared to non-GAAP net income of $517.9 million and non-GAAP earnings per diluted share of $1.13 in 2008. On a GAAP basis, Celgene reported net income of $522.5 million or earnings per diluted share of $1.12 for the first nine months of 2009, compared to GAAP net loss of $1.384 billion or a loss per diluted share of $3.17 in 2008, which was primarily due to an in-process research and development charge associated with the acquisition of Pharmion Corporation in March 2008.
“All key functional areas — commercial, clinical, regulatory, and operations — executed as planned globally and delivered an exceptional quarter,” said Chairman and Chief Executive Officer Sol J. Barer, Ph.D., “We are looking forward to sharing significant clinical data with you across a broad range of Celgene compounds in the fourth quarter that will demonstrate the extraordinary global potential of our deep and diverse clinical pipeline.”
Product Sales Performance
Non-GAAP total revenue was a record $692.2 million for the quarter ended September 30, 2009, an increase of 18 percent from 2008. GAAP total revenue was $695.1 million for the quarter ended September 30, 2009. The increase in total revenue was driven by global market share gains, reimbursement approvals, increased duration of therapy of REVLIMID® and the global growth of VIDAZA®. REVLIMID net sales were $449.6 million, an increase of 31 percent over the same period in 2008. THALOMID® net sales (inclusive of Thalidomide Pharmion™ and Thalidomide Celgene™) were $110.0 million. VIDAZA net sales were $103.1 million, an increase of 62 percent over sales in the third quarter of 2008. Revenue from Focalin® and the Ritalin® family of drugs totaled $25.8 million for the third quarter of 2009 compared to $23.8 million over the same period last year.
For the first nine months of 2009, non-GAAP total revenue was a record $1.919 billion, an increase of 19 percent year-over-year. GAAP total revenue was $1.929 billion for the nine months ended September 30, 2009. REVLIMID net sales for the first nine months of 2009 reached $1.209 billion, an increase of 27 percent over $955.2 million for the same period in 2008. THALOMID net sales for the first nine months of 2009 were $329.2 million. Vidaza net sales for the first nine months of 2009 reached $270.5 million, an increase of 97 percent over the same period in 2008, which excludes 2008 Vidaza sales prior to the March 7 acquisition of Pharmion.

Research and Development
To support clinical development and to advance global regulatory filings, the company increased R&D investments in multiple international clinical programs. For the third quarter of 2009, non-GAAP R&D expenses, which exclude share-based employee compensation expense, were $178.2 million compared to $149.9 million for the third quarter of 2008. These R&D expenditures continue to support ongoing clinical progress in multiple proprietary development programs for REVLIMID®, pomalidomide and other IMiDs® compounds; VIDAZA®; amrubicin, our lead compound for small cell lung cancer; apremilast and our other oral anti-inflammatory compounds; our kinase inhibitor programs; our Activin inhibitor program with ACE-011 and placenta-derived stem cell programs. On a GAAP basis, R&D expenses were $193.4 million for the third quarter of 2009 and $160.9 million for the same period in 2008.
Selling, General, and Administrative
Non-GAAP selling, general and administrative expenses, which exclude share-based employee compensation expense, were $172.3 million for the third quarter of 2009 compared to $152.0 million for the third quarter of 2008. The increase in expenses was due primarily to unrestricted donations to non-profit organizations for co-pay assistance. On a GAAP basis, selling, general and administrative expenses were $192.5 million for the third quarter of 2009 compared to $168.6 million for the third quarter of 2008.
Interest and Other Income, Net
For the quarter ended September 30, 2009, interest and other income, net, was $34.9 million compared to $21.6 million in the same period in 2008.
Cash, Cash Equivalents, and Marketable Securities
Celgene reported $2.764 billion in cash, cash equivalents, and marketable securities as of September 30, 2009.
Non-GAAP Financial Information
See the attached Reconciliation of GAAP to Non-GAAP Net Income (Loss) for an explanation of the amounts excluded and included to arrive at non-GAAP net income and non-GAAP earnings per share amounts for the three- and nine-month periods ended September 30, 2009 and 2008. Non-GAAP financial measures provide investors and management with supplemental measures of operating performance and trends that facilitate comparisons between periods before and after certain items that would not otherwise be apparent on a GAAP basis. Certain unusual or non-recurring items that management does not believe affect the company’s basic operations do not meet the GAAP definition of unusual or non-recurring items. Non-GAAP net income and non-GAAP earnings per share are not, and should not be viewed as a substitute for similar GAAP items. We define non-GAAP diluted earnings per share amounts as non-GAAP net income divided by the weighted average number of diluted shares outstanding. Our definition of non-GAAP net income and non-GAAP diluted earnings per share may differ from similarly named measures used by others.

Conference Call and Webcast Information
Celgene will host a conference call to discuss the results and achievements of its third quarter 2009 and its operating and financial performance on October 22, 2009, at 9 a.m. EDT. The conference call will be available by webcast at www.celgene.com. An audio replay of the call will be available from noon October 22, 2009, until midnight EDT October 29, 2009. To access the replay, in the U.S. dial 888-203-1112; outside the U.S. dial 719-457-0820; and enter reservation number 9504107. The Company’s fourth quarter 2009 financial and operational results will be reported on January 28, 2010.
About Celgene
Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the company’s Web site at www.celgene.com.
This release contains certain forward-looking statements which involve known and unknown risks, delays, uncertainties and other factors not under the Company’s control, which may cause actual results, performance or achievements of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include results of current or pending research and development activities, actions by the FDA and other regulatory authorities, and those factors detailed in the Company’s filings with the Securities and Exchange Commission such as Form 10-K, 10-Q and 8-K reports.
# # #

Celgene Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Net product sales	$667,967	$567,017	$1,842,353	$1,541,556
Collaborative agreements and other revenue	2,381	2,402	6,979	9,960
Royalty revenue	24,789	23,046	79,524	75,011

Total revenue	695,137	592,465	1,928,856	1,626,527

Cost of goods sold (excluding amortization of acquired intangible assets)	52,058	70,534	167,259	190,452
Research and development	193,362	160,911	593,109	462,650
Selling, general and administrative	192,512	168,607	542,264	485,345
Amortization of acquired intangible assets	21,111	32,833	67,403	77,842
Acquired in-process research and development	—	—	—	1,740,000

Total costs and expenses	459,043	432,885	1,370,035	2,956,289

Operating income (loss)	236,094	159,580	558,821	(1,329,762)

Equity in losses of affiliated companies	329	2,338	944	8,761
Interest and other income, net	34,937	21,630	113,257	70,270

Income (loss) before income taxes	270,702	178,872	671,134	(1,268,253)

Income tax provision	53,887	42,058	148,602	116,138

Net income (loss)	$216,815	$136,814	$522,532	$(1,384,391)

Per common share:
Net income (loss) — basic	$0.47	$0.30	$1.14	$(3.17)
Net income (loss) — diluted	$0.46	$0.29	$1.12	$(3.17)

Weighted average shares — basic	458,834	456,509	459,332	437,206

Weighted average shares — diluted	467,057	468,891	467,469	437,206

	September 30,	December 31,
	2009	2008
Balance sheet items:
Cash, cash equivalents & marketable securities	$2,764,448	$2,222,091
Total assets	5,082,286	4,445,270
Stockholders’ equity	4,109,099	3,491,328

Celgene Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Net Income (Loss)
(In thousands, except per share data)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2009	2008	2009	2008

Net income (loss) — GAAP		$216,815	$136,814	$522,532	$(1,384,391)

Before tax adjustments:
Net product sales:
Pharmion products to be divested	(1)	(2,902)	(5,725)	(9,367)	(12,153)

Cost of goods sold (excluding amortization of acquired intangible assets):
Share-based compensation expense	(2)	1,331	668	3,304	1,829
Pharmion inventory step-up	(3)	—	7,545	354	18,668
Pharmion products to be divested	(1)	1,127	2,450	5,395	5,014
EntreMed intercompany royalty	(4)	(197)	(398)	(197)	(398)

Research and development:
Share-based compensation expense	(2)	15,178	10,964	44,841	32,264
Upfront collaboration payments	(5)	—	—	34,500	45,000

Selling, general and administrative:
Share-based compensation expense	(2)	20,167	16,596	56,384	41,557

Amortization of acquired intangible assets	(6)	21,111	32,833	67,403	77,842
Acquired in-process research and development	(7)	—	—	—	1,740,000

Equity in losses of affiliated companies:
Equity in losses of EntreMed	(8)	321	763	980	2,821

Net income tax adjustments	(9)	(13,115)	(16,638)	(45,119)	(50,191)

Net income — non-GAAP		$259,836	$185,872	$681,010	$517,862

Per common share -non-GAAP:
Net income — basic		$0.57	$0.41	$1.48	$1.18
Net income — diluted	(10)	$0.56	$0.40	$1.46	$1.13
Explanation of adjustments:

(1)	Exclude sales and costs related to former non-core Pharmion Corp. products to be divested.

(2)	Exclude SFAS 123R share-based compensation expense for the third quarter totaling $36,676 in 2009 and $28,228 in 2008. The after tax net impact reduced GAAP net income for the third quarter by $28,585, or $0.06 per diluted share in 2009 and $22,253, or $0.05 per diluted share in 2008. Exclude SFAS 123R share-based compensation expense for the nine-month periods totaling $104,529 in 2009 and $75,650 in 2008. The after tax net impact reduced GAAP net income for the nine-month periods by $81,048, or $0.17 per diluted share in 2009 and $60,800, or $0.14 per diluted share in 2008.

(3)	Exclude acquisition-related Pharmion Corp. inventory step-up adjustment to fair value expensed during the period.

(4)	Exclude the Company’s share of THALOMID royalties payable to EntreMed, Inc.

(5)	Exclude upfront payments for research and development collaboration arrangements with GlobeImmune, Inc. and Array BioPharma Inc. of $30,000 and $4,500, respectively, for the nine-month period in 2009 and Acceleron Pharma, Inc. of $45,000 for the nine-month period in 2008.

(6)	Exclude amortization of acquired intangible assets for the third quarter of 2009 and 2008 resulting from the acquisition of Pharmion Corp. of $21,111 and $32,833, respectively. Exclude amortization of acquired intangible assets for the nine-month periods from the acquisition of Pharmion Corp. of $67,403 in 2009 and from the acquisitions of Pharmion Corp. and Penn T of $76,205 and $1,637, respectively, in 2008.

(7)	Exclude the in-process research and development write-off related to the acquisition of Pharmion Corp. in the nine-month period in 2008.

(8)	Exclude the Company’s share of equity losses in EntreMed, Inc.

(9)	Net income tax adjustments reflects the tax effect of the above adjustments.

(10)	Diluted net income per share for the nine-month period of 2008 was determined using diluted weighted average shares of 459,304.